UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2026

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2026, Hilton Worldwide Holdings Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Hilton Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”) to, among other things, authorize an additional 846,000 shares for issuance under the Plan and extend the term of the plan by ten (10) years, until May 14, 2036, which Plan had been previously recommended for approval by the Company’s Compensation Committee of the Board of Directors and previously approved by the Company’s Board of Directors, in each case, subject to stockholder approval. The Plan became effective as of the date of such stockholder approval.

The material features of the Plan are described in the section entitled “Proposal 5 – Approval of the Hilton Amended and Restated 2017 Omnibus Incentive Plan” on pages 47 through 53 of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2026 (the “Proxy Statement”), which pages are incorporated herein by reference and are qualified by and subject to the full text of the Plan. A copy of the Plan, as approved by the Company’s stockholders and adopted by the Company, is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 14, 2026, stockholders voted on the matters disclosed in the Proxy Statement. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 - Election of Directors

The Company’s stockholders elected the persons listed below as directors for a one-year term expiring in 2027 or until their respective successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Christopher J. Nassetta	204,069,298	826,612	146,493	8,433,715
Jonathan D. Gray	197,938,995	6,954,587	148,821	8,433,715
Charlene T. Begley	198,843,722	6,045,155	153,526	8,433,715
Chris Carr	203,395,032	1,388,360	259,011	8,433,715
Melanie L. Healey	200,271,664	4,617,080	153,659	8,433,715
Raymond E. Mabus, Jr.	203,270,979	1,623,225	148,199	8,433,715
Marissa A. Mayer	203,138,720	1,756,223	147,460	8,433,715
Elizabeth A. Smith	198,389,553	6,504,414	148,436	8,433,715
Douglas M. Steenland	197,597,094	7,296,087	149,222	8,433,715

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

For	Against	Abstain	Broker Non-Votes
206,194,080	7,127,074	154,964	-

Proposal No. 3 – Non-Binding Vote on Executive Compensation

The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
189,707,839	15,133,495	201,069	8,433,715

Proposal No. 4 – Non-Binding Advisory Vote on whether a Non-Binding Advisory Vote on Executive Compensation Should Occur Every One, Two, or Three Years

The Company’s stockholders approved, in a non-binding advisory vote, “One Year” for the frequency of future non-binding advisory votes on the compensation paid to the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain
202,983,342	25,348	1,851,605	182,108
Based on the results of this vote, and consistent with the Board of Directors’ recommendation, the Company intends to include an advisory stockholder vote to approve the compensation paid to its named executive officers every year until the next required vote on the frequency of stockholder votes on the compensation of named executive officers. The Company is required to hold a vote on frequency every six years.

Proposal No. 5 – Approval of the Hilton Amended and Restated 2017 Omnibus Incentive Plan

The Company’s stockholders approved the Hilton Amended and Restated 2017 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
200,126,676	4,693,366	222,361	8,433,715
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Hilton Amended and Restated 2017 Omnibus Incentive Plan.
99.1
The section entitled “Proposal 5 – Approval of the Hilton Amended and Restated 2017 Omnibus Incentive Plan,” of the Company’s definitive Proxy Statement (incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed on April 2, 2026).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Caroline Krass
Name:	Caroline Krass
Title:	Executive Vice President, General Counsel and Secretary

Date: May 18, 2026